EXHIBIT 10.1


                                  AMENDMENT TO
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                              CONSULTING AGREEMENT
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     This Amendment to Consulting Agreement (the "Agreement" or "Amendment") is
entered into as of November 23, 2005, and amends that certain Consulting Agreement (the "Original Consulting Agreement"), which was entered into as of January 5, 2005, by and between National Parking Systems, Inc., a Nevada corporation (the "Company"), and London Finance Group, Ltd., a California corporation, or its designees ("Consultant"). All capitalized terms not defined herein shall have the meanings set forth in the Original Consulting Agreement.

     WHEREAS, the Company has requested that Consultant agree to certain changes to the Original Consulting Agreement, including amending the Warrants issued thereunder to (i) reduce the number of warrants from 4,000,000 post split shares to 1,500,000 post split shares, (ii) increase the exercise price from $0.025 per share (post split) to $1.00 per share, and (iii) to increase the expiration of the original Term from January 31, 2007 to January 31, 2009;

     WHEREAS, the Consultant has agreed to such changes, subject to the terms and conditions set forth herein, with such changes to be effective only upon the effective date of a merger between the Company and a corporation involved in stem cell research and stem cell banking, which Consultant has introduced to the Company and with which the Company is currently in discussions;

     NOW THEREFORE, in view of the foregoing and in consideration of the premises and mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree that the Original Consulting Agreement is amended as follows, and all terms and conditions of the Original Consulting Agreement not amended hereby shall remain in full force and effect:

1.     Consulting Period.  The Consulting Period shall commence on January 5,
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2005 and terminate no earlier than January 31, 2009.  After January 31, 2009, either party may terminate this agreement upon at least 90 days prior written notice.

2.     Compensation.  All compensation previously paid or payable to Consultant
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(including without limitation the shares referred to in Section 5(a) of the
Original Consulting Agreement) shall be deemed to have been fully earned and shall remain unaffected by this Amendment, except that, as of the Effective Date, the Warrants referred to in Section 5(b) of the Original Consulting Agreement shall be amended to increase the exercise price to $1.00 per share, and the number of warrants shall be reduced to 1,500,000 shares, in each case after giving effect to the four for one stock split effected by the Company on October 20, 2005. In addition, the Company agrees that, as of the Effective Date, the non-refundable retainer referred to in Section 5(a) of the Original Consulting Agreement shall be Twenty Thousand Dollars per month ($20,000), and shall be payable each month on the first day of the month after the Effective Date.

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3.     Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any signature by facsimile shall be valid and binding as if an original signature were delivered.

4.     Captions.  The caption headings in this Agreement are for convenience of
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reference only and are not intended and shall not be construed as having any substantive effect.

5.     Governing Law.  This Agreement shall be governed, interpreted and
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construed in accordance with the laws of the state of California applicable to agreements entered into and to be performed entirely therein.

6.     Entire Agreement/Modifications.  This Agreement, along with the Original
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Consulting Agreement, which is incorporated herein by this reference, constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company; provided, however, that all fees previously earned and/or paid to Consultant under prior agreements shall be deemed earned, and shall be in addition to any fees payable hereunder. This Agreement shall not be altered or modified except in writing, duly executed by the parties hereto.

7.     Warranty.  The Company and Consultant each hereby warrant and agree that
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each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is a valid, binding and enforceable against the parties hereto.

8.     Severability.  If any term, covenant or provision, or any part thereof,
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is found by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the same shall not affect the remainder of such term, covenant or provision, any other terms, covenants or provisions or any subsequent application of such term, covenant or provision which shall be given the maximum effect possible without regard to the invalid, illegal or unenforceable term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a term, covenant or provision as similar in terms to such invalid, illegal or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal and enforceable.

     IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

BioStem, Inc.,                            London Finance Group, Ltd.
fka National Parking Systems, Inc.
a Nevada Corporation


By: /s/ Marc Ebersole                     By: /s/ C. Cunningham
   --------------------------------          ----------------------------
Name: Marc Ebersole                       Name: C. Cunningham
Title: Chief Executive Officer            Title: Corporate Secretary

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